CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report on Dreyfus BASIC U.S.Mortgage Securities Fund dated February 11, 2005, which is incorporated by reference, in thisRegistration Statement (Form N-1A Nos. 33-1266 and 811-05074) of Dreyfus BASIC U.S. MortgageSecurities Fund (formerly Dreyfus BASIC GNMA Fund).

ERNST & YOUNG LLP

New York, New York April 20, 2005